UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008

WINDSWEPT ENVIRONMENTAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17072	11-2844247
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

895 Waverly Avenue, Holtsville, New York	11706
(Address of Principal Executive Offices)	(Zip Code)

(631) 289-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 25, 2008, Windswept Environmental Group, Inc. (the “Company”) and its wholly-owned subsidiaries, Environmental Restoration, Inc. and RestoreNet, Inc., entered into a Management Agreement with NachmanHaysBrownstein, Inc. (the “Manager”) as a precondition for the Company obtaining additional secured financing with affiliates of Laurus Capital Management LLC (“Laurus”), a secured lender of the Company. The Management Agreement terminates on March 31, 2009, subject to either one (1) month extensions or the earlier termination upon three (3) days written notice to the other party; provided, however, that the Company may not terminate early without the prior written consent of Laurus. The Manager reports to the board of directors of the Company with daily reporting to Michael O’Reilly, the Chief Executive Officer of the Company.

Pursuant to the Management Agreement, the Manager shall appoint a chief restructuring officer (“CRO”) of the Company responsible for restructuring the Company’s business. The responsibilities of the Manager and CRO include, after consultation with Mr. O’Reilly, the day-to-day operational and/or financial management of the Company, negotiation and consummation of financing relationships, negotiation of contracts, the compromise of accounts payable and receivable and notes payable and receivable, hiring and discharging of employees, overseeing the disbursements of funds and direct communications with the Company’s lenders, vendors, customers and employees. As consideration for these services, the Manager received a retainer fee of $50,000 from the Company and is entitled to fees payable at an hourly rate which may be adjusted by the Manager from time to time.

The foregoing description is qualified in its entirety by reference to the Management Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events.

The Company has failed to pay the monthly amount of $100,000 (the “Monthly Amount”) due on October 1, 2008 under that certain Amended and Restated Secured Convertible Term Note (the “Note”), dated as of September 29, 2006. The current principal amount of the Note is $5,705,028 and is held by Valens Offshore SPV I, Ltd. (“Valens Offshore”), PSource Structured Debt Limited (“PSource”), Valens U.S. SPV I, LLC (“Valens,” and together with Valens Offshore and PSource, the “Holders”), each of which is an affiliate of Laurus. The failure to timely pay the Monthly Amount constituted an event of default under the Note. Upon an event of default, the Holders have the right to accelerate payment and require the Company to pay 110% of the outstanding principal amount of the Note, plus accrued and unpaid interest and all other outstanding amounts owing under the Note through the date of acceleration. Additionally, upon an event of default, the Company is required to pay additional interest of 2% per month (the “Default Interest”) for all outstanding obligations under the Note from the date of default.

As of the date hereof, the Holders have not exercised their rights to accelerate payment under the Note. While the Company believes that the Holders will not, in the near future, accelerate payment due under the Note, or require payment of Default Interest by the Company, no assurances can be given in this regard. In view of the fact that the Holders have a security interest in all of the assets of the Company, if the obligations under the Note are accelerated, there would be a material adverse effect on the Company.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits

10.1	Management Agreement.
10.2	Note (incorporated be reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on October 5, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSWEPT ENVIRONMENTAL GROUP, INC.

By:	/s/ Arthur J. Wasserspring
Arthur J. Wasserspring
Chief Financial Officer

Date: October 15, 2008

Exhibit Index

10.1	Management Agreement.
10.2	Note (incorporated be reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on October 5, 2006).